UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2013

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 is being filed in order to add Exhibit 4.1 to this Current Report.

* * * * *

Item 1.01.	Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 20, 2013, the Registrant issued a press release announcing a proposed private placement of Convertible Notes due 2020. A copy of this press release is filed as Exhibit 99.1 to this Current Report. On November 21, 2013, the Registrant issued a press release regarding the pricing of its offer and sale of $300 million aggregate principal amount of 1.50% Convertible Notes due 2020 (the “Notes”), plus up to an additional $50 million principal amount of Notes pursuant to an over-allotment option granted to the initial purchaser of the Notes. A copy of this press release is filed as Exhibit 99.2 to this Current Report.

On November 26, 2013, the Registrant completed the private placement of $300 million aggregate principal amount of the Notes and entered into an Indenture, with respect to the Notes, with The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture (which contains a copy of the form of the Note) is filed as Exhibit 4.1 to this Current Report. The Notes were issued by the Registrant to an initial purchaser in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to “qualified institutional buyers” (as defined in, and in reliance on, Rule 144A under the Securities Act) through the initial purchaser. Net proceeds to the Registrant from the sale of the Notes are estimated to be approximately $291.5 million, after the initial purchaser’s discount and estimated expenses. The Registrant intends to use the net proceeds for general corporate purposes, which may include acquisitions, repurchases of its common stock (“Common Stock”), and working capital.

The Notes will mature on December 1, 2020, unless previously repurchased or converted in accordance with their terms prior to such date. Interest on the Notes is payable semiannually on June 1 and December 1 of each year, commencing on June 1, 2014. Under the terms of the Notes, holders may surrender their Notes for conversion into Common Stock at an initial conversion rate of 18.9362 shares of Common Stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $52.81 per share of Common Stock. The initial conversion price represents a premium of approximately 36% over the closing price of the Common Stock on the Nasdaq Global Select Market on November 20, 2013. In the aggregate, the Notes are initially convertible into 5,680,860 shares of Common Stock. The conversion rate may be adjusted under certain circumstances.

Under the terms of the Notes, if the Registrant undergoes certain change of control or other fundamental change transactions prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require the Registrant to repurchase some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Item 3.02.	Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 2.03 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of November 26, 2013

99.1*	Press Release, dated November 20, 2013, regarding proposed offering of Convertible Notes due 2020

99.2*	Press Release, dated November 21, 2013, regarding pricing of the Registrant’s 1.50% Convertible Notes due 2020

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: November 27, 2013	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of November 26, 2013

99.1*	Press Release, dated November 20, 2013, regarding proposed offering of Convertible Notes due 2020

99.2*	Press Release, dated November 21, 2013, regarding pricing of the Registrant’s 1.50% Convertible Notes due 2020

*	Previously filed.